                                                                     EXHIBIT 4.3

                          FIRST SUPPLEMENTAL INDENTURE

                  This First Supplemental Indenture (this "SUPPLEMENTAL INDENTURE"), dated as of August 23, 2004, among ISG Chicago Cold Rolling, LLC, a Delaware limited liability company, ISG Columbus Coatings LLC, a Delaware limited liability company, ISG Columbus Processing LLC, a Delaware limited liability company, Hibbing Land Corporation, a Delaware corporation, Pristine Resources, Inc., a Delaware corporation, Tow Path Valley Business Park Development Company, a Delaware corporation, Tecumseh Redevelopment Inc., a Delaware corporation, ISG Weirton Inc., a Delaware corporation, and ISG Georgetown Inc., a Delaware corporation (each, a "GUARANTEEING SUBSIDIARY", and collectively, the "GUARANTEEING SUBSIDIARIES"), each, a subsidiary of International Steel Group Inc., a Delaware corporation (the "COMPANY"), the Company, the other Guarantors and The Bank of New York, a New York banking corporation, as trustee under the Indenture referred to below (the "TRUSTEE"). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in that certain Indenture (the "INDENTURE"), dated as of April 14, 2004, among the Company, the Trustee, and the other Guarantors party thereto (the "OTHER GUARANTORS").

                               W I T N E S S E T H

                  WHEREAS, each of the Company and the Other Guarantors has heretofore executed and delivered to the Trustee the Indenture, providing for the issuance of the Notes and have issued the Notes and the Guarantees;

                  WHEREAS, the Guaranteeing Subsidiaries desire to unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms and conditions set forth herein and on the Notation of Guarantee attached hereto as Annex A (the "SUBSIDIARY GUARANTEES"); and

                  WHEREAS, pursuant to clause (4) of Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver any Supplemental Indenture that makes any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any Holder.

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree for the equal and ratable benefit of the Holders of the Notes as follows:

                  1. Agreement to Guarantee. The Guaranteeing Subsidiaries and the Other Guarantors shall provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Subsidiary Guarantees and in the Indenture including but not limited to Article 10 thereof and to endorse the Notation of Guarantee attached hereto as Annex A.

                  2. No Recourse Against Others. No past, present or future director, manager, officer, employee, incorporator, organizer, member, stockholder or agent of the Guaranteeing Subsidiaries or the Other Guarantors, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Subsidiary Guarantee, the

Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

                  3. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  4. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

                  6. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                      ISG Chicago Cold Rolling LLC
                      ISG Columbus Coatings LLC
                      ISG Columbus Processing LLC
                      Hibbing Land Corporation
                      Pristine Resources Inc.
                      Tow Path Valley Business Park Development Company Tecumseh Redevelopment Inc.
                      ISG Weirton Inc.
                      ISG Georgetown Inc.

                      By:  /s/ Leonard M. Anthony
                           ---------------------------------------
                           Name:  Leonard M. Anthony
                           Title: Vice President

                      International Steel Group Inc.

                      By:  /s/ Leonard M. Anthony
                           ---------------------------------------
                           Name:  Leonard M. Anthony
                           Title: Chief Financial Officer, Vice President and
                                  Secretary

                      ISG Acquisition Inc.
                      ISG Cleveland Inc.
                      ISG Cleveland West Inc.
                      ISG Cleveland West Properties Inc.
                      ISG Cleveland Works Railway Company
                      ISG Hennepin Inc.
                      ISG Indiana Harbor Inc.
                      ISG Riverdale Inc.
                      ISG South Chicago & Indiana Harbor Railway Company ISG Warren Inc.
                      ISG/EGL Holding Company
                      ISG Burns Harbor LLC (fka ISG Burns Harbor Inc.) ISG Lackawanna LLC (fka ISG Lackawanna Inc.)
                      ISG Piedmont LLC (fka ISG Piedmont Inc.)
                      ISG Plate LLC (fka ISG Plate Inc.)
                      ISG Railways Inc.
                      ISG Real Estate Inc.
                      ISG Sales Inc.

                      ISG Sparrows Point LLC (fka ISG Sparrows Point Inc.) ISG Steelton LLC (fka ISG Steelton Inc.)
                      ISG Steelton Services LLC
                      ISG Venture Inc.
                      ISG Technologies Inc.
                      ISG Hibbing Inc.
                      Hibbing Taconite Holding Inc.
                      ISG Lackawanna Services LLC
                      ISG Sparrows Point Services LLC
                      ISG Plate Services LLC
                      ISG Burns Harbor Services LLC

                           By: /s/ Leonard M. Anthony
                               ----------------------------------
                               Name:  Leonard M. Anthony
                               Title: Chief Financial Officer, Vice President
                                      and Secretary

                           The Bank of New York, as Trustee

                           By:  /s/ Van Brown
                                ---------------------------------
                                Authorized Signatory

                                     ANNEX A

                              NOTATION OF GUARANTEE

                  For value received, each Guarantor listed below (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of April 14, 2004 (the "Indenture") among International Steel Group Inc., (the "Company"), the Guarantors party thereto and The Bank of New York, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium, if any, and Special Interest, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the below-listed Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantees and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantees. Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions.

                  Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

                      ISG Chicago Cold Rolling LLC
                      ISG Columbus Coatings LLC
                      ISG Columbus Processing LLC
                      Hibbing Land Corporation
                      Pristine Resources Inc.
                      Tow Path Valley Business Park Development Company Tecumseh Redevelopment Inc.
                      ISG Weirton Inc.
                      ISG Georgetown Inc.

                      By:  /s/ Leonard M. Anthony
                           ---------------------------------------
                           Name:  Leonard M. Anthony
                           Title: Vice President

                      ISG Acquisition Inc.
                      ISG Cleveland Inc.
                      ISG Cleveland West Inc.
                      ISG Cleveland West Properties Inc.
                      ISG Cleveland Works Railway Company

                      ISG Hennepin Inc.
                      ISG Indiana Harbor Inc.
                      ISG Riverdale Inc.
                      ISG South Chicago & Indiana Harbor Railway Company ISG Warren Inc.
                      ISG/EGL Holding Company
                      ISG Burns Harbor LLC (fka ISG Burns Harbor Inc.)
                      ISG Lackawanna LLC (fka ISG Lackawanna Inc.)
                      ISG Piedmont LLC (fka ISG Piedmont Inc.)
                      ISG Plate LLC (fka ISG Plate Inc.)
                      ISG Railways Inc.
                      ISG Real Estate Inc.
                      ISG Sales Inc.
                      ISG Sparrows Point LLC (fka ISG Sparrows Point Inc.) ISG Steelton LLC (fka ISG Steelton Inc.)
                      ISG Steelton Services LLC
                      ISG Venture Inc.
                      ISG Technologies Inc.
                      ISG Hibbing Inc.
                      Hibbing Taconite Holding Inc.
                      ISG Lackawanna Services LLC
                      ISG Sparrows Point Services LLC
                      ISG Plate Services LLC
                      ISG Burns Harbor Services LLC

                           By: /s/ Leonard M. Anthony
                               ----------------------------------
                               Name:  Leonard M. Anthony
                               Title: Chief Financial Officer, Vice President
                                      and Secretary